UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

UNITED INSURANCE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue, Suite 900, Saint Petersburg, Florida 33701

(Address of principal executive offices)             (Zip Code)

(727) 895-7737

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2014, United Insurance Holdings Corp. (the “Company”) entered into an underwriting agreement with Raymond James & Associates, Inc., as representative of the underwriters named in Schedule I thereto (the “Underwriting Agreement”), pursuant to which the Company agreed to sell, and the underwriters agreed to purchase, 4,000,000 shares of the Company’s common stock at a price to the public of $12.50 per share and an underwriting discount of $0.718 per share, resulting in net proceeds to the Company before estimated offering expenses of $11.782 per share, or approximately $47,128,000 in aggregate net proceeds to the Company before estimated offering expenses. The Company is using the net proceeds from the offering for general corporate purposes, including statutory capital in support of the Company’s growth.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

On February 27, 2014, the Company issued a press release announcing the pricing of its common stock offering described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In addition to the exhibits described above, a copy of the opinion of Foley & Larder LLP relating to the common stock offered in the above-described offering is attached hereto as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:	/s/ B. Bradford Martz
Name:	B. Bradford Martz
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: February 28, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement between United Insurance Holdings Corp. and Raymond James & Associates, Inc., as the representative of the underwriters listed in Schedule I thereto, dated February 27, 2014.

5.1	Opinion of Foley & Lardner LLP.

23.1	Consent of Foley & Lardner LLP (included as part of Exhibit 5.1).

99.1	Press Release of United Insurance Holdings Corp., dated February 27, 2014.